UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 8, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, our Board of Directors adopted our 2014 Associate Stock Purchase Plan.  We may issue a total of up to 500,000 shares of our common stock under the plan.  The plan is designed to be a stock purchase plan qualifying under Section 423 of the Internal Revenue Code of 1986 (the “Code”).  The board elected to cause the plan to be effective as of September 1, 2014, and as such the plan will need to be approved by our shareholders no later than August 30, 2015 in order to fully comply with the requirements of Code Section 423.

The 2014 Associate Stock Purchase Plan permits eligible employees to purchase shares of our common stock at the end of pre-established offering periods at a maximum 15% discount from the common stock’s fair market value on the date of purchase or the offering date, whichever is lower. Purchases will be funded through employee payroll deductions (or, if payroll deductions are not permitted by local law, by other permitted methods).  Eligible employees include any person, including an officer, employed by Cachet Financial Solutions or a subsidiary and whose customary employment is at least 20 hours per week.  The plan will be administered by our full Board of Directors or committee of the board designated for such purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

Dated: September 12, 2014